Exhibit 99.(h)

PEARL DIVER CREDIT COMPANY INC.

[●] SHARES

[●]% SERIES A TERM PREFERRED STOCK DUE 2029, $0.001 PAR VALUE PER SHARE

FORM OF UNDERWRITING AGREEMENT

[●], 2024

Lucid Capital Markets, LLC

570 Lexington Avenue, 40th Floor

New York, New York 10022

as Representative of the several Underwriters

named on Schedule I hereto

Dear Ladies and Gentlemen:

Pearl Diver Credit Company Inc., a Delaware corporation (the “Company”), and Pearl Diver Capital LLP, a limited liability partnership incorporated under the laws of England & Wales (the “Adviser”), confirm their respective agreement with each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom Lucid Capital Markets, LLC is acting as representative (in such capacity, the “Representative”), with respect to (i) the issuance and sale by the Company of [●] shares (the “Firm Shares”) of [●]% Series A Term Preferred Stock Due 2029, $0.001 par value per share (the “Preferred Stock”), to the several Underwriters, acting severally and not jointly, of the respective number of Firm Shares set forth opposite their respective names in Schedule I hereto, and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 1(b) hereof to purchase all or any part of an additional [●] shares of Preferred Stock (the “Additional Shares”) solely to cover over-allotments, if any, in the sale of the Firm Shares. The Firm Shares to be purchased by the Underwriters and all or any part of the Additional Shares subject to the option described in Section 1(b) hereof are hereinafter called, collectively, the “Shares.”

Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth herein regarding the amount of Shares to be issued and sold pursuant to this underwriting agreement (this “Agreement”), including any limitations on the amount of securities sold by the Company during any period under the Securities Act Regulations (as defined below) or such other rules and regulations as may be applicable to the Company shall be the sole responsibility of the Company, and the Underwriters shall have no obligation in connection with such compliance. The issuance and sale of the Shares pursuant to this Agreement will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Shares.

The Company understands that the Underwriters propose to make a public offering of the Shares (the “Offering”) as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

Prior to the Closing Time (as defined below), the Company will file a Certificate of Designation establishing and designating the Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware.

The Company has prepared and filed with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), the rules and regulations of the Commission thereunder (the “Securities Act Regulations”) and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “1940 Act”) a registration statement on Form N-2 (File Nos. 333-282878 and 811-23912), which registers the offer and sale of the Shares under the Securities Act. The registration statement as amended, including the exhibits and schedules thereto, at the time it became effective on [●], 2024, and any post-effective amendment thereto and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424 under the Securities Act (“Rule 424”) with respect to the offer, issuance and/or sale of the Shares and deemed to be a part of the registration statement at the time of its effectiveness pursuant to Rule 430A under the Securities Act, and also including any registration statement relating to the Shares filed pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”), is hereinafter referred to as the “Registration Statement.” The prospectus included in the Registration Statement at the time it became effective on [●], 2024 is hereinafter referred to as the “Preliminary Prospectus.” “Prospectus” means the prospectus containing all information omitted from the Preliminary Prospectus pursuant to Rule 430A under the Securities Act, which will be filed by the Company with the Commission pursuant to Rule 424 and shall include the documents, if any, incorporated by reference therein. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424 and prior to the termination of the Offering by the Underwriters.

All references in this Agreement to the Registration Statement, the Prospectus or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

Any advertising materials, sales literature or other promotional materials or documents, if any, constituting an advertisement pursuant to Rule 482 under the Securities Act (“Rule 482”) authorized or prepared by the Company or authorized or prepared on behalf of the Company by the Adviser or any representative thereof for use in connection with the public offering or sale of the Shares are hereinafter referred to as “Sales Materials”; provided, however, that Sales Materials do not include any Roadshow Materials (as defined below).

 On October 24, 2023, the Company filed a notification on Form N-8A (the “Notification”) of registration of the Company as an investment company under the 1940 Act. On or around [●], 2024, the Company will file with the Commission a Form 8-A to register the Preferred Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company has entered into (i) an investment advisory agreement with the Adviser, as amended and restated as of July 12, 2024 (“Investment Advisory Agreement”), (ii) a custody agreement with US Bank National Association dated July 12, 2024 (the “Custody Agreement”) and (iii) a Services Agreement with ALPS Fund Services, Inc. and SS&S GIDS, Inc. dated as of May 20, 2024 (the “Services Agreement”). This Agreement, the Investment Advisory Agreement, Custodian Agreement and Services Agreement are collectively referred to herein as the “Company Agreements.”

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The Company, the Adviser and the Underwriters agree as follows:

1.	Sale and Purchase:

(a)       Firm Shares. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, at a purchase price of $[●] per share of Preferred Stock, the Company agrees to sell to the Underwriters, severally and not jointly, the respective number of Firm Shares set forth in Schedule I opposite their respective names, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth in Schedule I opposite such Underwriter’s name, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional Shares.

(b)       Additional Shares. In addition, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company, all or any part of the Additional Shares, plus any additional number of Additional Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof at the purchase price set forth in paragraph (1)(a) less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on such Additional Shares (the “Over-Allotment Option”). The Over-Allotment Option granted by this Section 1(b) may be exercised only to cover over-allotments, if any, in the sale of the Firm Shares. The Over-Allotment Option hereby granted will expire on [●], 2024, and may be exercised in whole or in part within such period. Such Over-Allotment Option shall be exercised upon written notice by the Representative to the Company setting forth the number of Additional Shares as to which the several Underwriters are then exercising the Over-Allotment Option and the time and date of payment for and delivery of such Additional Shares. Any such time and date of delivery and payment (an “Option Closing Time”) shall be determined by the Representative but shall not be later than ten (10) full business days (or earlier, without the consent of the Company, than two (2) full business days) after the exercise of such Over-Allotment Option, nor in any event prior to the Closing Time or after [●], 2024. If the Over-Allotment Option is exercised as to all or any portion of the Additional Shares, the Company will sell that number of Additional Shares then being purchased and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Additional Shares then being purchased which the number of Firm Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Firm Shares, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional Shares.

(c)       Underwriters’ Discount. In consideration for its services hereunder, the Underwriters shall deduct from the gross proceeds, with respect to any Shares sold to the Underwriters in this Offering, an underwriting discount of $[x] per Share. The underwriting discount shall be the difference between the initial offering price of the Shares to the public and the amount the Underwriters pay the Company for the Shares.

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2.	Payment and Delivery:

(a)       Firm Shares. The Firm Shares to be purchased by each Underwriter hereunder, in definitive form, and registered in such names as the Representative may request in writing at least 48 hours prior to the Closing Time, shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of the Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company in writing at least 48 hours prior to the Closing Time. The Company will cause the certificates, if any, representing the Firm Shares to be made available for checking and packaging not later than 1:00 p.m. New York City time, on the business day prior to the Closing Time with respect thereto at the office of the Representative, 570 Lexington Avenue, 40th Floor, New York, New York 10022, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on [●], 2024 (unless another time and date shall be agreed to by the Representative and the Company). The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.”

(b)       Additional Shares. Any Additional Shares to be purchased by each Underwriter hereunder, registered in such names as the Representative may request in writing at least 48 hours prior to each Option Closing Time, if any, shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company in writing at least 48 hours prior to each Option Closing Time, if any. The Company will cause the certificates, if any, representing the Additional Shares to be made available for checking and packaging not later than 1:00 p.m., New York City time, on the business day prior to the Option Closing Time with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on the date specified by the Representative in the notice given by the Representative to the Company of the Underwriters’ election to purchase such Additional Shares or on such other time and date as the Company and the Representative may agree upon in writing.

3.	Representations and Warranties of the Company and the Adviser:

The Company represents and warrants to and agrees with, and the Adviser represents and warrants to and agrees with, each Underwriter (i) as of the date hereof, the Initial Sale Time (as defined below), as of the Closing Time and as of any Option Closing Time, if any, or (ii) as of the time or times otherwise specified in such representation or warranty, as follows:

(a)       The Registration Statement has been prepared by the Company in conformity with the requirements of the Securities Act, has been filed with the Commission and has been declared effective. The Company meets the requirements of and complies with the conditions for the use of Form N-2 under the Securities Act. Copies of the Registration Statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Securities Act) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to the Representative. As of the Initial Sale Time, the Preliminary Prospectus and the pricing term sheet set forth in Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package or the Registration Statement in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 10(b) herein. As of the date set forth on its cover page (solely in the case of the Prospectus), the Closing Time and each Option Closing Time, the General Disclosure Package and the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement, the General Disclosure Package or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 10 herein.

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The Commission has not issued an order preventing or suspending the use of the Registration Statement, the Preliminary Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto contain and will contain, all statements which are required to be stated therein by, and conform and will conform to the requirements of, the Securities Act. At the respective times the Registration Statement and any post-effective amendments thereto became effective and as of the Initial Sale Time, the Closing Time and each Option Closing Time (if any), the Registration Statement did not, and will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement and the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 10 herein.

(b)       the Company has an authorized capitalization as set forth in both the General Disclosure Package and the Prospectus under the caption “Capitalization,” at the date indicated, as of the Initial Sale Time, at the Closing Time, and each Option Closing Time, if any;

(c)       all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and have not been issued in violation of or subject to any preemptive right, resale right, right of first refusal or other similar right of stockholders arising by operation of law, under the certificate of incorporation, bylaws, Certificate of Designation or other applicable governing document (collectively, the “Charter Documents”) of the Company, under any agreement to which the Company is a party or otherwise; except as disclosed in both the General Disclosure Package and the Prospectus, there are no outstanding (x) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (y) warrants, rights or options to subscribe for or purchase from the Company any such capital stock, partnership interest, or membership interest or any such convertible or exchangeable securities or obligations, or (z) obligations of the Company to issue or sell any shares of capital stock, partnership interest, or membership interest, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

(d)       the Company is a Delaware corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to execute and deliver and perform its obligations under the Company Agreements and to consummate the transactions contemplated therein;

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(e)       the Company is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business, or in which it owns or leases real property or otherwise maintains an office, and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed would reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise), present or prospective, of the Company (any such effect or change, where the context so requires, is hereinafter called a “Material Adverse Effect” or a “Material Adverse Change”); other than as disclosed in both the General Disclosure Package and the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

(f)       the Company, subject to the filing of the Prospectus under Rule 424(b), has taken all required action under the Securities Act and the 1940 Act to make the public offering of Shares contemplated by this Agreement;

(g)       the Company is in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates;

(h)       the Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under), its Charter Documents or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its properties is bound or affected, except for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(i)       the execution, delivery and performance by the Company of this Agreement and the issuance, sale and delivery of the Shares by the Company, the Company’s use of the proceeds from the sale of the Shares as described in the Registration Statement, the General Disclosure Package and the Prospectus, the consummation by the Company of the transactions contemplated by the Company Agreements, and compliance by the Company with the terms and provisions hereunder and thereunder, will not: (x) conflict with, or result in any breach of, or constitute a default under (or constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the Charter Documents of the Company, (B) any provision of any contract, license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company is a party or by which any of them or their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation, rule, decree, judgment or order (each a “Legal Requirement”) issued by the U.S. government or any state, local or foreign government, court, administrative agency or commission or other governmental agency, authority or instrumentality, domestic or foreign, of competent jurisdiction (each a “Governmental Authority”) applicable to the Company, except in the case of clauses (B) or (C) for such conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (y) result in the creation or imposition of any lien, charge, claim or encumbrance upon any material property or asset of the Company;

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(j)       each of the Company Agreements has been duly authorized, executed and delivered by the Company and constitutes legal, valid and binding agreements of the Company enforceable in accordance with their respective terms, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 10 hereof or thereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(k)       each of the Company Agreements complies in all material respects with all applicable provisions of the 1940 Act, the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”), the Company’s stockholders have approved the Investment Advisory Agreement as required by Section 15(a) of the 1940 Act and the Company’s board of directors has approved the Investment Advisory Agreement as required by Section 15(c) of the 1940 Act. The operations of the Company, as described in the General Disclosure Package and the Prospectus, are, and at all times through the Closing Time or any Option Closing Time, if any, will be, in compliance in all material respects with the provisions of the 1940 Act. The provisions of the Charter Documents and the investment objective, policies and restrictions described in the General Disclosure Package and the Prospectus, assuming they are implemented as so described, comply, and at all times through the Closing Time or any Option Closing Time, as applicable, will comply in all material respects with the applicable requirements of the 1940 Act. The terms of the Investment Advisory Agreement, including compensation terms, comply with the provisions of Sections 15(a) and 15(c) of the 1940 Act and Section 205 of the Advisers Act;

(l)       except as disclosed in the General Disclosure Package and the Prospectus, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any Underwriter listed in Schedule I hereto;

(m)       no (i) approval, authorization, consent or order of or filing with any Governmental Authority, (ii) authorization, approval, vote or other consent of any holder of securities of the Company or any creditor of the Company, or (iii) waiver or consent under any material agreement is required in connection with the Company’s execution, delivery and performance of each of the Company Agreements, its consummation of the transactions contemplated by this Agreement, and the issuance, sale and delivery of the Shares, other than (A) such as have been obtained, or will have been obtained at the Closing Time or the applicable Option Closing Time, as the case may be, under the Securities Act, the Exchange Act, the 1940 Act, the Advisers Act and the rules and regulations of Financial Industry Regulatory Authority (“FINRA”), (B) such approvals as may be required in connection with the approval of the listing of the Shares on the New York Stock Exchange and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

(n)       except as disclosed in the General Disclosure Package and the Prospectus, the Company has all necessary licenses, permits, authorizations, accreditations, certifications, consents and approvals and has made all necessary filings required under any Legal Requirement, and has obtained all necessary licenses, permits, authorizations, accreditations, certifications, consents and approvals from other persons required in order to conduct its business as described in both the General Disclosure Package and the Prospectus, except to the extent that any failure to have any such licenses, permits, authorizations, accreditations, certifications, consents or approvals to make any such filings or to obtain any such licenses, permits, authorizations, accreditations, certifications, consents or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company is not in violation of, or in default under, or has received any notice regarding a possible violation of, default under, or revocation of, any such license, permit, authorization, accreditation, certification, consent or approval or any Legal Requirement applicable to the Company the effect of which would reasonably be expected to have a Material Adverse Change; and no such license, permit, authorization, accreditation, certification, consent or approval contains a materially burdensome restriction that is not adequately disclosed in both the General Disclosure Package and the Prospectus;

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(o)       the Registration Statement has been declared effective by the Commission and any Rule 462(b) Registration Statement will have become effective upon filing, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued by the Commission and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information;

(p)       the General Disclosure Package when filed and the Registration Statement as of each effective date and as of the date hereof complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement, the General Disclosure Package or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will comply, in all material respects with the requirements of the Securities Act, the Securities Act Regulations and the 1940 Act; the conditions to the use of Form N-2 in connection with this Offering and the sale of the Shares as contemplated hereby have been satisfied, and each of the Sales Materials complied, at the time it was first used in connection with the public offering of the Shares, and complies as of the date hereof, in all material respects with the requirements of the Securities Act (including Rule 482), the 1940 Act, and the applicable rules and interpretations of FINRA;

(q)       the General Disclosure Package when filed and the Registration Statement as of its effective date and as of the date hereof did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus or any amendments thereof or supplements thereto will not, as of its date and as of the Closing Time and each Option Closing Time, if any, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and at no time during the period that begins at the time each of the Sales Materials was first used in connection with the public offering of the Shares and ends at the Initial Sale Time did any of the Sales Materials (as materials deemed to be a prospectus under Section 10(b) to the Securities Act pursuant to Rule 482), as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that in each case the Company makes no warranty or representation with respect to any statement contained in or omitted from the Registration Statement, the General Disclosure Package, the Prospectus or the Sales Materials in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 10(b) hereof);

(r)       as of [●] p.m. (New York City Time) on the date of this Agreement (the “Initial Sale Time”), the General Disclosure Package did not, and as of the Closing Time and each Option Closing Time, if any, the Prospectus will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that in each case the Company makes no warranty or representation with respect to any statement contained in or omitted from the General Disclosure Package, as most recently amended or supplemented immediately prior to the Initial Sale Time, or the Prospectus, in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 10(b) hereof);

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(s)       in connection with this Offering, the Company has not offered and will not offer the Preferred Stock or any other securities convertible into or exchangeable or exercisable for the Preferred Stock in a manner in violation of the Securities Act; the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and, prior to the later to occur of (i) the Closing Time and (ii) each Option Closing Time, if any, will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act (“Rule 405”)) that constitutes an offer to sell or solicitation of an offer to buy the Shares other than (A) the Registration Statement, the General Disclosure Package and the Prospectus, and any amendment or supplement to any of the foregoing, (B) such materials as may be approved by the Representative and filed with the Commission in accordance with Rule 482, (C) the Sales Materials and (D) filings made under the Exchange Act following the Closing Time and each Option Closing Time, if any. Any Written Testing-the-Waters Communication (as defined below) and all other promotional materials (including “road show slides” or “road show scripts”) prepared by the Company or the Adviser for use in connection with the offering and sale of the Shares (collectively, “Roadshow Material”) were used in accordance with Section 5(v). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405. The Written Testing-the-Waters Communication and the Roadshow Material, if any, are not inconsistent with the Registration Statement, the General Disclosure Package and the Prospectus in any material respects, and when taken together with the General Disclosure Package and the information with respect to the Shares and the Offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A, at the Initial Sale Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(t)       the General Disclosure Package and the Prospectus delivered or to be delivered to the Underwriters for use in connection with the public offering of the Shares contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(u)       there are no actions, suits, arbitrations, claims, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company, or any of its properties or, to the Company’s knowledge, directors, officers or affiliates, at law or in equity, or before or by any Governmental Authority, which would reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect;

(v)       the financial statements, including the notes thereto, included in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved (except as otherwise noted therein and in accordance with Regulation S-X promulgated by the Commission); the financial statement schedules, if any, included in the Registration Statement and the amounts in both the General Disclosure Package and the Prospectus fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement, General Disclosure Package or the Prospectus; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, General Disclosure Package and the Prospectus;

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(w)       the independent registered public accounting firm whose reports on the financial statements of the Company are filed with the Commission as part of each of the Registration Statement, the General Disclosure Package and the Prospectus, are, and were during the periods covered by such reports, independent public accountants within the meaning of, and as required by, the Securities Act, the Securities Act Regulations and the 1940 Act and are registered with the Public Company Accounting Oversight Board;

(x)       subsequent to the respective dates as of which information is given in each of the Registration Statement, the General Disclosure Package and the Prospectus, and except as may be otherwise stated in such documents, there has not been (i) any event, circumstance or change that has had, or would reasonably be expected to have, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company, contemplated or entered into by the Company, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company, other than in the ordinary course of business, which would reasonably be expected to have a Material Adverse Effect, or (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, or any purchase by the Company of any of its outstanding capital stock;

(y)       the Company’s current business operations and investments are in compliance in all material respects with the provisions of the 1940 Act and, after giving effect to the issuance and sale of the Shares, will be in compliance in all material respects with the 1940 Act;

(z)       the capital stock of the Company, including the Shares and the Certificate of Designation, conform in all material respects to the statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus;

(aa) except as disclosed in both the General Disclosure Package and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, except for those registration or similar rights which have been waived with respect to the Offering contemplated by this Agreement, all of which registration or similar rights are fairly summarized in both the General Disclosure Package and the Prospectus;

(bb) the Shares have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance, sale and delivery of the Shares by the Company are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under the Charter Documents of the Company, or under any agreement to which the Company is a party or otherwise;

(cc) the Company will file a registration statement on Form 8-A to register the Preferred Stock under Section 12(b) of the Exchange Act;

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(dd) the Company will submit a listing application for the listing of the Shares on the New York Stock Exchange and use its best efforts to maintain such listing;

(ee) the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the issuance, sale or resale of the Shares;

(ff) the Company is not required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the “Exchange Act Regulations”);

(gg) any certificate signed by any officer of the Company delivered to the Representative or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby;

(hh) the Shares conform to the provisions of the Certificate of Designation and the relative rights, preferences, interests and powers of such Shares are set forth in the Certificate of Designation; the Certificate of Designation has been, or prior to the Closing Time will be, duly authorized and executed by the Company in compliance with the Delaware General Corporation Law and filed by the Company with the Secretary of State of the State of Delaware; the Certificate of Designation is, or by the Closing Time will be, in full force and effect; and the form of the certificate used to evidence the Preferred Stock complies in all material respects with all applicable statutory requirements and with any applicable requirements of the Charter Documents of the Company;

(ii)       the Company has good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company;

(jj) the descriptions in each of the Registration Statement, the General Disclosure Package and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be described therein by the Securities Act and the Securities Act Regulations, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in each of the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act or the Securities Act Regulations; all agreements between the Company and third parties expressly referenced in both the General Disclosure Package and the Prospectus are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles;

(kk) the statements in the Registration Statement, the General Disclosure Package or the Prospectus under the headings “Prospectus Summary – Operating and Regulatory Structure,” “Base Management Fee and Incentive Fee,” “U.S. Federal Income Tax Matters,” “Description of the Series A Term Preferred Stock,” “Description of Our Capital Stock,” “Underwriting,” and “Regulation as a Closed-End Management Investment Company” and insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate in all material respects;

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(ll) there are no contracts or documents that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described, filed or incorporated by reference as required. All descriptions of contracts or documents described in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and complete in all material respects. Notwithstanding the foregoing, as of the date hereof, the Company has not filed this Agreement or the opinion of Company Counsel (as defined below) with respect to the legality of the Shares as exhibits to the Registration Statement, although all such exhibits will be filed with the Commission;

(mm) the Company owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, other intangible property rights and know-how (collectively “Intellectual Property”), as are necessary to entitle the Company to conduct the Company’s business described in both the General Disclosure Package and the Prospectus, except where the failure to own, license or have such right would not reasonably be expected to have a Material Adverse Effect; and the Company has not received written notice of any infringement of or conflict with (and the Company does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property which would reasonably be expected to have a Material Adverse Effect;

(nn) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 30a-3 under the 1940 Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries (the “Subsidiaries”), is made known to the Company’s principal executive officer and its principal financial officer by others within those entities to allow timely decisions regarding such disclosures, and (ii) are effective to perform the function for which they were established;

(oo)       the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the 1940 Act and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States to calculate net asset value, to maintain asset accountability and to maintain compliance in all material respects with books and records requirements under the 1940 Act; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, to the knowledge of the Company, there is no (i) significant deficiency or material weakness in the design or operation of its internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information to management and the Company’s board of directors, or (ii) fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(pp) except as otherwise disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not have any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other similar relationships with unconsolidated entities or other persons;

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(qq) the Company has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or has obtained extensions of time from the relevant taxing authority for filing any return that has not been filed (and such extension of time has not expired) and have paid all taxes shown as due thereon except for any tax that is being contested in good faith and that is adequately provided for on the respective books of such entities; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect; and all tax liabilities are adequately provided for on the respective books of such entities;

(rr) the Company maintains insurance (issued by insurers of recognized financial responsibility) against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Company or its business, assets, employees, officers and directors, including the Company’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 under the 1940 Act, are in full force and effect; the Company is in compliance with the terms of such policies and fidelity bond in all material respects; and there are no claims by the Company under any such policies or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus;

(ss) the Company is not in violation of nor has it received notice of any violation with respect to any law, rule, regulation, order, decree or judgment applicable to its business, including those relating to transactions with affiliates, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(tt) neither the Company nor the Adviser or, to the knowledge of the Company or the Adviser, any officer, director, agent or employee purporting to act on behalf of the Company, the Adviser, has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), (iii) engaged in any transactions or maintained any bank account on behalf of the Company or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company, (iv) violated any provision of the FCPA, or any applicable law or regulation thereunder, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law or (v) made any other unlawful payment;

(uu) except as disclosed in the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of an Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of an Underwriter;

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(vv) except as otherwise disclosed in both the General Disclosure Package and the Prospectus, there are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or affiliates of the Company or any of the members of the families of any of them;

(ww) all securities issued by the Company or any trusts established by the Company have been or will be issued and sold in compliance with (i) all applicable federal, state foreign and local securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and (iii) to the extent applicable to the issuing entity, the requirements of the New York Stock Exchange;

(xx)       the Company has (i) appointed a Chief Compliance Officer and (ii) adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Company, including policies and procedures that provide oversight of compliance by each investment advisor, administrator and transfer agent of the Company;

(yy) the Company has filed the Notification of the registration of the Company as an investment company under the 1940 Act;

(zz) any statistical and market-related data included in the Registration Statement, the General Disclosure Package, the Sales Materials and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(aaa) except with respect to the Underwriters, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby;

(bbb) to the Company’s and the Adviser’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders, except as disclosed in writing to the Underwriters in connection with information that may be required to be provided to FINRA, and none of the Company or the Adviser has any material lending or other relationship with a bank or lending institution affiliated with any of the Underwriters, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus;

(ccc) no relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the General Disclosure Package and the Prospectus and which is not so described;

(ddd) as of the date hereof, the Company does not have, and, at the Closing Time and each Option Closing Time, if any, the Company will not have, any employees; to the knowledge of the Company and the Adviser, there are no existing or threatened labor disputes with the employees of the Adviser which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Company or the Adviser is aware of any plans of any executive, key employee or significant group of employees of the Adviser to terminate their employment;

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(eee) the Company and its officers and directors, in their capacities as such, are, and at the Closing Time and any Option Closing Time, if any, will be, in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder with which any of them is required to comply;

(fff) the Company intends to direct the investment of the net proceeds of the sale of the Shares and to conduct its activities in such a manner as to comply with the requirements for qualification and taxation as a regulated investment company (“RIC”) under Subchapter M of the Code; the Company reasonably believes that it has been and is currently in compliance with the requirements of Subchapter M of the Code necessary to qualify as a RIC and intends to be treated as a RIC under Subchapter M of the Code for any taxable year in which the Company is an investment company registered under the 1940 Act;

(ggg) none of the Company, the Adviser or, to the Company’s knowledge, any affiliates or any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company or the Adviser (each, a “Person”) is (i) the subject to any sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any entity, partner or joint venturer or other person or entity for the purpose of financing the activities of any person currently subject to the Sanction, or in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise);

(hhh) the operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, the Bank Secrecy Act, as amended, the United and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, and any other money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”), except for any such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(iii)       as required by the Financial Crimes Enforcement Network within the U.S. Department of the Treasury, the Company has delivered to the Representative, on or prior to the date of execution of this Agreement, such beneficial ownership certifications and information as the Representative may have requested, together with copies of identifying documentation, and the Company undertakes to provide such additional information and supporting documentation as the Representative may reasonably request in connection with the certification of the foregoing certification;

(jjj) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer; and

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(kkk) as of the date of this Agreement and on a pro forma basis, after giving effect to the issuance and sale of the Shares and the use of proceeds therefrom, the Company will be in compliance with the applicable asset coverage requirements set forth in Section 18 of the 1940 Act, taking into account the exemption provided under Section 18(e) of the 1940 Act.

4.	Representations and Warranties of the Adviser:

The Adviser represents and warrants to, and agrees with, each Underwriter as of the Closing Time and each Option Closing Time, if any, as follows:

(a)       the Adviser is a limited liability partnership incorporated and validly existing in good standing under the laws of England & Wales, with the requisite limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have an Adviser Material Adverse Effect (as defined below);

(b)       the Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is registered with the appropriate state authority in all states in which it needs to be registered; the Adviser is not prohibited by the Advisers Act, the 1940 Act or any state statute from acting under the Investment Advisory Agreement, as contemplated by the General Disclosure Package and the Prospectus; there does not exist any proceeding, or to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might materially and adversely affect the registration of the Adviser with the Commission or any applicable state regulatory authority;

(c)       the Adviser has or had the requisite limited liability partnership power and authority to enter into this Agreement and the Investment Advisory Agreement; the execution and delivery of, and the performance by the Adviser of its obligations under, this Agreement and the Investment Advisory Agreement have been duly and validly authorized by the Adviser; and this Agreement and the Investment Advisory Agreement have been duly executed and delivered by the Adviser, and each such agreement constitutes the valid and legally binding agreement of the Adviser, enforceable against the Adviser in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Adviser’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles;

(d)       the Investment Advisory Agreement is in full force and effect and neither the Adviser nor, to the knowledge of the Adviser, any other party to the Investment Advisory Agreement is in default thereunder, and, no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Adviser under such document;

(e)       the Adviser has the financial, human and other resources available to it necessary for the performance of its services and obligations as contemplated in the General Disclosure Package and the Prospectus and under this Agreement and the Company Agreements, as applicable;

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(f)       no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or the Adviser’s property is pending or, to the knowledge of the Adviser, threatened that (i) is required to be described in the General Disclosure Package and the Prospectus that is not so described as required, (ii) would reasonably be expected to have a material adverse effect on the ability of the Adviser to fulfill its obligations hereunder or under the Investment Advisory Agreement, or (iii) would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Adviser, whether or not arising from transactions in the ordinary course of business (an “Adviser Material Adverse Effect”), except as set forth in or contemplated in the General Disclosure Package and the Prospectus;

(g)       the Adviser is not in breach of, or in default under (and no event has occurred which with notice, lapse of time, or both would constitute a breach of, or default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under), its Charter Documents or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Adviser is a party or by which any of the Adviser or the Adviser’s properties is bound or affected, except for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have an Adviser Material Adverse Effect;

(h)       since the respective dates as of which information is given in the General Disclosure Package and the Prospectus, except as otherwise stated therein, (i) there has been no event, circumstance or change that has had, or would reasonably be expected to have an Adviser Material Adverse Effect; and (ii) there have been no transactions entered into by the Adviser, which are material to the Adviser other than those in the ordinary course of its business as described in the General Disclosure Package and the Prospectus;

(i)       the Adviser possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business in the manner described in the General Disclosure Package and the Prospectus, and the Adviser has not received any notice of proceedings relating to the revocation or modification thereof, except where the failure to possess any such licenses, certificates, permits or other authorizations, or the revocation or modification thereof, would not, individually or in the aggregate, reasonably be expected to have an Adviser Material Adverse Effect and would not reasonably be expected to have an Adviser Material Adverse Effect on the transactions contemplated by this Agreement;

(j)       there are no actions, suits, arbitrations, claims, proceedings, inquiries or investigations pending or, to the knowledge of the Adviser, threatened against the Adviser, or any of the Adviser’s properties, or to the knowledge of the Adviser, the Adviser’s directors, officers or affiliates, at law or in equity, or before or by any Governmental Authority, in each case which would reasonably be expected to result in a judgment, decree, award or order having an Adviser Material Adverse Effect;

(k)       the Adviser owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, other intangible property rights and know-how (collectively “Adviser Intellectual Property”), as are necessary to entitle the Adviser to conduct the Adviser’s business described in both the General Disclosure Package and the Prospectus, except where the failure to own, license or have such right would not reasonably be expected to have an Adviser Material Adverse Effect; and the Adviser has not received written notice of any infringement of or conflict with (and the Adviser does not know of any such infringement of or conflict with) the asserted rights of others with respect to any Adviser Intellectual Property which would reasonably be expected to have an Adviser Material Adverse Effect;

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(l)       no (i) approval, authorization, consent or order of or filing with any Governmental Authority, (ii) authorization, approval, vote or other consent of any holder of securities of the Adviser or any creditor of the Adviser, or (iii) waiver or consent under any material agreement is required in connection with the Adviser’s execution, delivery and performance of this Agreement or the Company Agreements, to the extent a party thereto, the consummation of the transactions contemplated by this Agreement, and the sale and delivery of the Shares, other than (A) such as have been obtained, or will have been obtained at the Closing Time or the applicable Option Closing Time, as the case may be, under the Securities Act, the Exchange Act, the 1940 Act, the Advisers Act and the rules and regulations of FINRA, (B) such approvals as may be required in connection with the approval of the listing of the Shares on the New York Stock Exchange and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

(m)       the Adviser owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted;

(n)       neither the execution, delivery or performance by the Adviser of this Agreement or the Investment Advisory Agreement, nor the consummation of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to, (i) the Charter Documents of the Adviser, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Adviser is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Adviser of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Adviser or any of the Adviser’s properties, except in the case of clauses (ii) and (iii) where such breach or violation, either singly or in the aggregate, would not reasonably be expected to have an Adviser Material Adverse Effect;

(o)       the Adviser has not taken, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the issuance, sale or resale of the Shares and the Adviser is not aware of any such action taken or to be taken by any affiliates of the Adviser;

(p)        the operations of the Adviser are and have been conducted at all times in compliance with applicable Money Laundering Laws, except for any such non-compliance as would not, individually or in the aggregate, reasonably be expected to have an Adviser Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser with respect to the Money Laundering Laws is pending or, to the knowledge of the Adviser, threatened;

(q)       the Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization;

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(r)       the Adviser (i) has adopted and implemented written policies and procedures pursuant to Rule 206(4)-7 under the Advisers Act reasonably designed to prevent violations of the Advisers Act by the Adviser; (ii) is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders except for such failure to comply which would not reasonably be expected to result in an Adviser Material Adverse Effect; and (iii) is conducting its business in compliance in all material respects with the applicable requirements of the Advisers Act;

(s)       the description of the Adviser and its business, and the statements attributable to the Adviser, in each of the Registration Statement, the General Disclosure Package and the Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(t)       the Adviser is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be, required to register as an “investment company” (as defined in the 1940 Act);

(u)       the Adviser maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Adviser against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;

(v)       any certificate signed by any officer of the Adviser and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Adviser to the Underwriters as to matters covered thereby; and

(w)       the Adviser’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company, its Subsidiaries and the Adviser as currently conducted. The Adviser implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect the Company’s, its Subsidiaries’ and the Adviser’s material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with its business, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have an Adviser Material Adverse Effect. The Company, its Subsidiaries and the Adviser are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have an Adviser Material Adverse Effect.

5.	Certain Covenants of the Company and the Adviser:

The Company and Adviser each hereby agrees with each Underwriter:

(a)       to use commercially reasonable efforts to furnish such information as may be required and otherwise to cooperate with the Underwriters in qualifying the offering and sale of the Shares under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representative may designate and to maintain such qualifications in effect as long as requested by the Representative for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation, to subject itself to taxation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares);

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(b)       that if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the Offering may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, when such post-effective amendment has become effective;

(c)       to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by Rule 424(b) and will provide evidence satisfactory to the Representative of such timely filing; file any “written communication” (as defined in Rule 405) that constitutes an offer to sell or solicitation of an offer to buy the Shares (an “Issuer Free Writing Prospectus”) (including the pricing term sheet substantially in the form set forth in Schedule II hereto) to the extent required by Rule 433 under the Securities Act; and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree) to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) and each Issuer Free Writing Prospectus in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(d)       to advise the Representative immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the General Disclosure Package or the Prospectus, or for additional information with respect thereto, (ii) when, prior to the termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the General Disclosure Package or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, (iv) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement that becomes known to the Company, or (v) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of Shares contemplated herein; and, so long as a prospectus is required to be delivered in connection with the Offering (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) (the “Prospectus Delivery Period”), to advise the Representative promptly of any proposal to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus and to file no such amendment or supplement to which the Representative shall reasonably object in writing;

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(e)       to furnish to the Representative for a period of three (3) years from the date of this Agreement (i) as soon as available, copies of all annual, semi-annual and current reports or other communications supplied to holders of shares of Preferred Stock, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, FINRA or any securities exchange, and (iii) such other information as the Representative may reasonably request regarding the Company (provided, however, that in each case of (i), (ii) and (iii), the filing of same with EDGAR or any successor system of the Commission shall be deemed to satisfy the obligation to furnish any material required to be furnished hereunder);

(f)       to advise the Underwriters promptly of the happening of any event or development known to the Company within the Prospectus Delivery Period which, in the judgment of the Company or in the reasonable opinion of the Representative or counsel for the Underwriters, (i) would require the making of any change in the General Disclosure Package or the Prospectus so that the General Disclosure Package or the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) would make it necessary to amend or supplement the General Disclosure Package or the Prospectus in order to comply with any law and, in each case, during such time, to promptly prepare and furnish to the Representative copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representative may from time to time reasonably request of an appropriate amendment or supplement to the General Disclosure Package or the Prospectus so that the General Disclosure Package or the Prospectus as so amended or supplemented will not when it (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is so delivered, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or so that the General Disclosure Package or the Prospectus will comply with applicable law;

(g)       to file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus contemplated by Section 5(f);

(h)       within the Prospectus Delivery Period, other than an amendment or supplement consisting solely of a document required to be filed under the Exchange Act following the Closing Time and each Option Closing Time, if any, prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus to furnish a copy thereof to the Representative and counsel for the Underwriters and to obtain the consent of the Representative (which consent shall not be unreasonably withheld or delayed) to the filing;

(i)       to furnish promptly to the Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith) and such number of conformed copies of the foregoing (without exhibits thereto) as the Representative may reasonably request;

(j)       to timely file with the Commission any documents required pursuant to Section 13, 14, or 15(d) of the Exchange Act during the Prospectus Delivery Period in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

(k)       to apply the net proceeds from the sale of the Shares in accordance with its statements under the caption “Use of Proceeds” in the General Disclosure Package and the Prospectus;

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(l)       to make generally available to its security holders, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement complying with the provisions of the last paragraph of Section 11(a) of the Securities Act and Rule 158 under the Securities Act covering a period of twelve (12) months beginning after the effective date of the Registration Statement;

(m)       to use its reasonable best efforts to effect the listing of the Shares on the New York Stock Exchange within thirty (30) days of the Closing Time;

(n)       to take all necessary actions to ensure that it is in compliance with all applicable corporate governance requirements set forth in the New York Stock Exchange Listed Company Manual that are currently in effect and applicable provisions of the Sarbanes-Oxley Act and all rules and regulations promulgated thereunder that are currently in effect;

(o)       to cooperate with the Representative and use its commercially reasonable efforts to permit the offered Shares to be eligible for clearance and settlement through the facilities of DTC;

(p)       to refrain from selling, offering to sell, contracting or agreeing to sell, hypothecating, pledging, granting any option to purchase or otherwise disposing of or agreeing to dispose of, directly or indirectly, any Preferred Stock issued or guaranteed by the Company or any securities convertible into or securities exchangeable or exercisable for Preferred Stock issued or guaranteed by the Company or warrants or other rights to purchase Preferred Stock issued or guaranteed by the Company, or filing or causing to be declared effective a registration statement under the Securities Act relating to the offer and sale of any Preferred Stock issued or guaranteed by the Company or securities convertible into or exchangeable for Preferred Stock issued or guaranteed by the Company or other rights to purchase Preferred Stock issued or guaranteed by the Company for a period of thirty (30) days after the date hereof, without the prior written consent of Representative, which may not be unreasonably withheld. The foregoing sentence shall not apply to the registration of the Shares and the sales to the Underwriters pursuant to this Agreement;

(q)       not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly, prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares or (ii) sell, bid for, purchase or pay anyone (other than the Underwriters) any compensation for soliciting purchases of the Shares;

(r)       that the Company shall obtain or maintain, as appropriate, directors and officers liability insurance in an amount deemed advisable by the Company in its reasonable discretion;

(s)       that the Company will comply with all of the provisions of any undertakings in the Registration Statement;

(t)       that the Company will use its reasonable best efforts to meet the requirements of Subchapter M of the Code to qualify as a RIC under the Code with respect to any fiscal year in which the Company is a registered investment company;

(u)       that the Company will use its reasonable best efforts to maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) material information relating to the Company and the assets managed by the Adviser is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (ii) any significant deficiencies or weaknesses in the design or operation of internal accounting controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company’s independent auditors and the audit committee of the Company’s board of directors;

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(v)       that before using, approving or referring to any Written Testing-the-Waters Communications and Roadshow Material, the Company will furnish to the Representative and counsel for the Underwriters a copy of such material for review and will not use, approve or refer to any such material to which the Representative reasonably objects; and

(w)       except by means of the General Disclosure Package and the Prospectus or as otherwise agreed by the parties, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) will not make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405), and including without limitation any advertisement as defined in Rule 482, required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Shares hereunder; provided, that the foregoing shall not prohibit the Company from (i) making its required filings with the Commission or the dissemination thereof as required by the federal securities laws, state law or the rules and regulations of the New York Stock Exchange and (ii) disseminating any additional Sales Materials used in connection with the Registration Statement other than in connection with the offer and sale of the Shares hereunder.

6.	Payment of Expenses:

(a)       The Company agrees to pay or cause to be paid all costs and expenses incident to the performance of the Company’s obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the General Disclosure Package and any other preliminary prospectus, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to soliciting dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the Shares to the Underwriters, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to soliciting dealers (including costs of mailing and shipment), (iv) the qualification for the offering and the sale of the Shares under state laws that the Company and the Underwriters have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to soliciting dealers), (v) filing for review of the Offering by FINRA (including the reasonable legal fees and other disbursements of Katten Muchin Rosenman LLP as counsel for the Underwriters relating thereto) in an amount not to exceed $7,500, (vi) qualifying the Shares for inclusion in the book entry settlement system of DTC, (vii) the fees and expenses of any transfer agent or registrar for the Shares and documented miscellaneous expenses referred to in the Registration Statement, (viii) the fees and expenses incurred in connection with the listing of the Shares on the New York Stock Exchange, (ix) making roadshow presentations, written communications or Sales Materials with respect to the sale of the Shares, (x) preparing and distributing copies of the transaction documents for the Underwriters and their legal counsel, (xi) the fees paid to Egan Jones Ratings Company in connection with the rating of the Shares, and (xii) performing the Company’s other obligations hereunder. In addition to any fees that may be payable to the Underwriters under this Agreement, the Company shall reimburse the Underwriters for its reasonable expenses incurred in connection with its activities under this Agreement, including the reasonable fees and disbursements of Katten Muchin Rosenman LLP as counsel for the Underwriters, in an amount up to $40,000 (inclusive of reimbursement pursuant to this Section 6(a)). It is understood and agreed that, except as provided in this Section 6(a) and Section 6(b) hereof, the Underwriters shall pay all of their own costs and expenses, including fees and disbursements of their counsel, and all travel, lodging and other expenses of the Underwriters or any of their employees incurred by them in connection with any road show.

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(b)       If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all documented out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodation, travel and fees and disbursements of Underwriters’ counsel, and any other advisors, accountants, appraisers, etc.) reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.

7.	Conditions of the Underwriters’ Obligations:

The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on each Option Closing Time, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company hereunder as of the Initial Sale Time and as of the Closing Time, and on each Option Closing Time, as applicable, the performance by the Company and the Adviser of its obligations hereunder and to the satisfaction of the following further conditions at the Closing Time or on each Option Closing Time, as applicable:

(a)       the Company shall furnish to the Underwriters at the Closing Time and on each Option Closing Time (i) an opinion of Morgan, Lewis & Bockius LLP, counsel for the Company (“Company Counsel”), addressed to the Underwriters and dated the Closing Time and such Option Closing Time, substantially in the form in Exhibit A-1 and (ii) an opinion of Morgan, Lewis & Bockius UK LLP, counsel for the Adviser, addressed to the Underwriters and dated the Closing Time and such Option Closing Time, substantially in the form in Exhibit A-2;

(b)       the Representative shall have received from the Company’s independent public accounting firm letters dated, respectively: (i) the date of this Agreement; (ii) the Closing Time; and (iii) each Option Closing Time, if any, and addressed to the Representative, in form and substance satisfactory to the Representative, containing statements and information of the type specified in Accounting Standards No. 6101: “Letters for Underwriters and Certain other Requesting Parties” issued by the American Institute of Certified Public Accountants with respect to the financial statements, including any pro forma financial statements, if any, and certain financial information of the Company and the Subsidiaries included in or incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, and such other matters customarily covered by comfort letters issued in connection with registered public offerings; provided, however, that the letters delivered at the Closing Time and each Option Closing Time, if any, shall use a “cut-off” date no more than two (2) business days prior to such date of the Closing Time or such Option Closing Time, as the case may be;

(c)        the Representative shall have received at the Closing Time and on each Option Closing Time the opinion of Katten Muchin Rosenman LLP, counsel for the Underwriters, dated the Closing Time or such Option Closing Time, addressed to the Representative and in form and substance satisfactory to the Representative;

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(d)       the Company shall furnish to the Underwriters at the Initial Sale Time, the Closing Time and on each Option Closing Time, a certificate of its Chief Financial Officer in the form and substance satisfactory to the Representative;

(e)       no amendment or supplement to the Registration Statement, the General Disclosure Package or the Prospectus shall have been filed to which the Underwriters shall have reasonably objected in writing;

(f)       prior to the Closing Time and each Option Closing Time: (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the General Disclosure Package or the Prospectus shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; and (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative;

(g)       all filings with the Commission required by Rule 424(b) to have been filed by the Closing Time and each Option Closing Time, if any, shall have been made within the applicable time period prescribed for such filing by such Rule 424(b);

(h)       between the time of execution of this Agreement and the Closing Time or the applicable Option Closing Time, there shall not have been any Material Adverse Change or Adviser Material Adverse Effect;

(i)       the Company shall have applied to have the Shares listed for trading on the New York Stock Exchange;

(j)       the Company will have delivered, at the Closing Time and on each Option Closing Time, to the Underwriters a certificate of the Company signed on its behalf by its Chief Executive Officer or Chief Financial Officer, to the effect that:

(k)       the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Time or any Option Closing Time, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time or any Option Closing Time, as applicable;

(l)       no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(m)       to the best of the signers’ knowledge, after reasonable investigation, when the Registration Statement became effective and at all times subsequent thereto up to the Closing Time or any Option Closing Time, as applicable, the representations and warranties in Sections 3(q), 3(r) and 3(s) were true and correct; and

(n)       subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company, except transactions entered into in the ordinary course of business, (c) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company, (d) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (e) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a Material Adverse Effect;

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(o)       the Adviser will have delivered, at the Closing Time and on each Option Closing Time, to the Underwriters a certificate of the Adviser signed by an executive officer of the Adviser to the effect that the representations and warranties of the Adviser in this Agreement are true and correct as if made on and as of the Closing Time or any Option Closing Time, as applicable, and the Adviser has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time or any Option Closing Time, as applicable;

(p)       FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements; and

(q)       the Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the General Disclosure Package and the Prospectus, the representations, warranties and statements of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Option Closing Time, as the Underwriters may reasonably request.

8.	Termination:

(a)       The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time or any Option Closing Time, (i) if any of the conditions specified in Section 7 hereof shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Change, or material change in management of the Company, or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the United States or international financial markets is such as to make it, in the judgment of the Representative, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the New York Stock Exchange, or if trading generally on the New York Stock Exchange has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or by order of the Commission or any other Governmental Authority, or (v) any action has been taken by any federal, state, local or foreign government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Representative, could reasonably be expected to have a material adverse effect on the securities markets in the United States, or (vi) a downgrading shall have occurred in the rating accorded the Shares by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, and such an organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Shares.

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(b)       If the Representative elects to terminate this Agreement as provided in this Section 8, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by e-mail.

(c)       If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Section 6 and Section 11 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

9.	Increase in Underwriters’ Commitments:

If any Underwriter shall default at the Closing Time or on any Option Closing Time in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representative shall use reasonable efforts, within thirty-six (36) hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). If, during such thirty-six (36) hour period, the Representative shall not have made such arrangements, then the Company shall be entitled to a further period of thirty-six (36) hours within which to make arrangements for another party or parties satisfactory to the Representative to purchase the Defaulted Shares. Absent the completion of such arrangements within such thirty-six (36) hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of the total number of Shares to be purchased on such date, the Representative may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Section 6 and Section 10 hereof shall at all times be effective and shall survive such termination.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative).

If a new underwriter or underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the applicable Option Closing Time for a period not exceeding five (5) business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any underwriter substituted under this Section 9 with the same effect as if such substituted underwriter had originally been named in this Agreement.

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10.	Indemnity and Contribution by the Company and the Underwriters:

(a)       Each of the Company and the Adviser, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or part thereof), the General Disclosure Package, the Sales Materials or the Prospectus, (ii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (iii) any omission or alleged omission from the General Disclosure Package or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading or (iv) any untrue statement or alleged untrue statement of any material fact contained in the Roadshow Material; except in each case of (i), (ii), (iii) and (iv) above insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with the information set forth in the last sentence of the first paragraph of Section 10(b). The indemnity agreement set forth in this Section 10(a) shall be in addition to any liability which the Company or the Adviser may otherwise have.

If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company and the Adviser pursuant to the foregoing paragraph, such Underwriter shall promptly notify the Company and the Adviser in writing of the institution of such action, and the Company and the Adviser shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to notify the Company and the Adviser will not relieve the Company and the Adviser of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company and the Adviser in connection with the defense of such action, or the Company and the Adviser shall not have employed counsel to have charge of the defense of such action within a reasonable time after delivery of notice of such action or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company and the Adviser (in which case the Company and the Adviser shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and the Adviser and paid as incurred (it being understood, however, that the Company and the Adviser shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or its controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company and the Adviser shall not be liable for any settlement of any such claim or action effected without its consent.

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(b)       Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless each of the Company, the Adviser, and each of their respective partners, directors, managers, members and stockholders (as the case may be), and the Company’s officers that signed the Registration Statement, and any person who controls the Company and/or the Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company or the Adviser or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or part thereof), the General Disclosure Package or Prospectus, (ii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements therein not misleading, or (iii) any omission or alleged omission from the General Disclosure Package or Prospectus of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, General Disclosure Package or Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use therein. The following statements in the General Disclosure Package and the Prospectus constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of Section 3(q), Section 3(r) and this Section 10: (A) the names of the Underwriters set forth on the cover page and back page of the Prospectus, on pages 150 and 151, (B) the first and second sentence of the fifth paragraph on page 152, (C) the first sentence of the first paragraph on page 153, (D) the first sentence of the second paragraph on page 153, and (E) the seventh paragraph on page 153.

If any action is brought against the Company, the Adviser or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Adviser or such person shall promptly notify the Representative in writing of the institution of such action, and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Representative will not relieve the Representative or any Underwriter of any obligation hereunder, except to the extent that the Representative’s ability to defend is actually impaired by such failure or delay. The Company, the Adviser or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Adviser or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time after delivery of notice of such action or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representative.

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(c)       If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 10 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Adviser and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total bear to the underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Adviser and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, the Adviser or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(d)       The Company, the Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable, subsection (c)(ii), above. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

(e)       No party shall be entitled to indemnification under this Section 10 if such indemnification of such party would violate Section 17(i) of the 1940 Act.

11.	Survival:

The indemnity and contribution agreements contained in Section 10 and the covenants, warranties and representations of the Company contained in Section 3, Section 5 and Section 6 of this Agreement and the warranties and representations of the Adviser contained in Section 3, Section 4 and Section 5 shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the issuance, sale and delivery of the Shares, or in connection with the Registration Statement, the Preliminary Prospectus or the Prospectus.

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12.	Duties:

Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriters undertake to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Underwriters with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the Underwriters shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement. The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters); and (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests. The Company acknowledges that the Underwriters disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters’ performance of the duties and obligations expressly set forth herein. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

13.	Notices:

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Underwriters, shall be sufficient in all respects if delivered to the Representative at Lucid Capital Markets, LLC, 570 Lexington Avenue, 40th Floor, New York, New York 10022, Attention: Jeffrey Caliva, with a copy to Katten Muchin Rosenman LLP, 1919 Pennsylvania Ave NW, Suite 800, Washington DC 20006, Attention: Vlad M. Bulkin; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 747 Third Avenue, Suite 3603, New York, New York 10017, Attention: Kelvin Ho, with a copy to Morgan, Lewis & Bockius LLP, 1111 Pennsylvania Avenue, NW, Washington, DC 20004-2541, Attention: Thomas S. Harman.

14.	Governing Law; Headings:

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15.	Parties at Interest:

The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Adviser and the controlling persons, directors and officers referred to in Section 10 and Section 11 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

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16.	Counterparts and Electronic Signatures:

This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. An electronic signature shall constitute an original signature for all purposes.

[Remainder of Page Intentionally Left Blank]

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If the foregoing correctly sets forth the understanding among the Company and the Adviser on the one hand, and the Underwriters on the other, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Adviser on the one hand, and each of the Underwriters on the other.

Very truly yours,

PEARL DIVER CREDIT COMPANY INC.

By:
Name:
Title:

Pearl Diver Capital LLP

By:
Name:
Title:

[Signature Page to the Underwriting Agreement]

Accepted and agreed to as of the date first above written:

Lucid Capital Markets, LLC

For itself and as Representative of the other
Underwriters named on Schedule I hereto.

By:	_____________________________
Name: Jeffrey Caliva
Title: Managing Director

[Signature Page to the Underwriting Agreement]

Schedule I

Name of Underwriter	Aggregate Number of Firm Shares To Be Purchased
Lucid Capital Markets, LLC
Kingswood Capital Partners, LLC

Total

Schedule II

Pearl Diver Credit Company Inc.

[●]% Series A Term Preferred Stock Due 2029

(Liquidation Preference $25.00 per share)

Pricing Term Sheet

[●], 2024

Issuer:	Pearl Diver Credit Company Inc.
Title of the Securities:	[●]% Series A Term Preferred Stock Due 2029 (the “Series A Term Preferred Stock”)
Rating*:	Egan-Jones Ratings Company: [●]
Initial Number of Shares Being Offered:	[●]
Option:	The underwriters may purchase from the Issuer up to an additional [●] Shares, within 30 days.
Initial Public Offering Price:	$25.00 liquidation preference per Share; $[●] in aggregate liquidation preference (assuming the underwriters’ option is not exercised)
Underwriting Discount:	$[●] per Share; $[●] total (assuming the underwriters’ option is not exercised)
Net Proceeds to the Issuer, before Expenses:	$[●] per Share; $[●] total (assuming the underwriters’ option is not exercised); $[●] total (if the underwriters’ option is exercised in full)
Trade Date:	[●], 2024
Original Issue Date:	[●], 2024 (T + [●])
Mandatory Term Redemption Date:	[●], 2029
Dividend Rate:	[●]% per annum
Dividend Payment Date:	Dividends will be payable monthly in arrears on the last business day of every month.
Dividend Period:	The initial dividend period for the Series A Term Preferred Stock will be the period from [●], 2024, to, but excluding, [●], 2024. The subsequent dividend periods will be the period from and including a dividend payment date to, but excluding, the next dividend payment date or the stated maturity, as the case may be.
Regular Record Dates for Dividend:	The record date for the initial dividend period will be [●], 2024. Dividends with respect to any monthly dividend period will be declared and paid to holders of record of Series A Term Preferred Stock as their names appear on the registration books at the close of business on the applicable record date, which will be a date designated by the board of directors that is not more than twenty (20) nor less than seven (7) calendar days prior to the applicable dividend payment date.
Business Days:	Each Monday, Tuesday, Wednesday, Thursday and Friday on which the New York Stock Exchange (“NYSE”) is open for trading.

Optional Redemption:	The Series A Term Preferred Stock may be redeemed at any time on or after [●], 2026, in the Issuer’s sole option, in whole or, from time to time, in part, out of funds legally available for such redemption, at the Liquidation Preference plus an amount equal to accumulated but unpaid dividends, if any, on such Shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for such redemption.
Listing:	The Issuer intends to list the Shares on the NYSE and expects trading to begin within 30 days of the original issue date under the trading symbol “PDPA.”
CUSIP / ISIN:	[●] / [●]
Lead Bookrunner:	Lucid Capital Markets, LLC
Joint Bookrunners:	Kingswood Capital Partners, LLC [●]
Transfer Agent:	SS&C GIDS, Inc.

* Note: Egan-Jones Ratings Company is a nationally recognized statistical rating organization (NRSRO). A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Exhibit A-1

Opinion of Morgan, Lewis & Bockius LLP

Exhibit A-2

Opinion of Morgan, Lewis & Bockius UK LLP